UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Tuesday Morning Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

October 23, 2012

Supplement to Proxy Statement

Subsequent to the filing of its definitive proxy statement, dated September 27, 2012 (the “Proxy Statement”), relating to the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Tuesday Morning Corporation (the “Company”) to be held on November 7, 2012, the Company and its Board of Directors (the “Board”) decided that, in keeping with the Company’s objective in following best practices in corporate governance, the Board should clarify the “Change in Control” definition under the Company’s 2008 Long-Term Equity Incentive Plan, as amended (the “2008 Plan”).  On October 18, 2012 (the “Effective Date”), the Board approved an amendment to the 2008 Plan (the “Second Amendment”) to provide that, with respect to awards granted under the 2008 Plan on or after the Effective Date, in the event that the Company’s stockholders approve a merger or consolidation of the Company with any other corporation (other than certain specified mergers or consolidations that would not generally be considered to constitute a change in control), a Change in Control will not be deemed to occur until the consummation of such merger or consolidation.

A copy of the Second Amendment is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 23, 2012.  Stockholders may obtain, free of charge, a copy of such Current Report on Form 8-K and the Second Amendment, at the SEC’s website at www.sec.gov.

At the Annual Meeting, the Company’s stockholders are being asked to approve an amendment to the 2008 Plan to increase the number of shares of the Company’s common stock available for awards under the plan from 2,500,000 to 5,365,000 and expand the circumstances upon which awards granted under the plan may be forfeited (the “First Amendment”).  If a stockholder returns a proxy card or votes via the Internet or by telephone at any time (either prior to or after the date of this supplement) indicating a vote in favor of the First Amendment, such vote will constitute a vote in favor of the First Amendment to the 2008 Plan, as amended by the Second Amendment.  If any stockholder has already returned a properly executed proxy card or voted via the Internet or by telephone and would like to change their vote on any matter, such stockholder may revoke their proxy at any time before it is exercised by: (i) timely delivering a signed, written revocation letter, dated later than the proxy, to the Company’s Secretary at the Company’s corporate headquarters at 6250 LBJ Freeway, Dallas, Texas 75240, (ii) timely mailing another duly executed proxy bearing a later date to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, (iii) voting at a later time over the Internet or by telephone, if such stockholder previously voted over the Internet or by telephone, or (iv) attending the Annual Meeting and casting a vote in person.

If any stockholder would like a new proxy or has questions, they may contact the Company’s Corporate Secretary at 6250 LBJ Freeway, Dallas, Texas 75240 or by telephoning (972) 387-3562 or the Company’s proxy solicitor, Okapi Partners, by telephone at (212) 297-0720.